UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

CHARAH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive, Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(502) 245-1353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2019, Bruce Kramer voluntarily resigned as Chief Financial Officer, Treasurer and Secretary of Charah Solutions, Inc. (the “Company”), and from all directorships, committee memberships and officer positions held at any of the Company’s subsidiaries. Mr. Kramer, age 57, has served as the Company’s Chief Financial Officer since joining the Company in 2007. In accordance with the terms of his employment agreement, Mr. Kramer is eligible to receive any accrued but unpaid obligations owed to him by the Company. Mr. Kramer’s resignation is not related to any issues or disagreements regarding the Company’s financial disclosures, accounting policies and practices.

On January 29, 2019, the Board of Directors of the Company (the “Board”) appointed Nicholas Jacoby, the Company’s current Vice President—Finance, as interim Chief Financial Officer and Treasurer until a permanent replacement is appointed. The Company has retained CarterBaldwin Executive Search to begin the process of searching for a permanent replacement for the position of Chief Financial Officer.

There are no transactions between the Company and Mr. Jacoby that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Jacoby and any other persons pursuant to which he was appointed as interim Chief Financial Officer and Treasurer of the Company. While he serves as interim Chief Financial Officer and Treasurer, Mr. Jacoby’s base salary will be adjusted to $312,500, with a target bonus of 40% of his base salary.

Nicholas Jacoby, age 37, joined the Company in 2017 as Vice President—Finance. Prior to joining the Company, beginning in August 2015, Mr. Jacoby served as the Senior Vice President of Asset Management for Ventas, Inc., an S&P 500 healthcare real estate investment trust. From March 2012 to August 2015, he served as Vice President of Asset Management for Ventas, Inc. Mr. Jacoby has a B.S. in Business Administration – Accountancy from the University of Louisville and an M.B.A. from the University of Louisville.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date: January 30, 2019	By:	/s/ Scott Sewell
Scott Sewell
President and Chief Executive Officer